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                                                                   Exhibit 10.29



                               FIRST AMENDMENT TO
                        RESTRICTED STOCK AWARD AGREEMENT
                        --------------------------------

         FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT (the "First Amendment"), effective as of the 1st day of January, 2001, between FirstMerit Corporation, an Ohio Corporation (the "Company"), and John R. Cochran (the "Grantee").

                                R E C I T A L S:

         A. The Company and the Grantee entered into a Restricted Stock Award Agreement, dated as of April 10, 1997, (the "Award Agreement") concerning the issuance to Grantee of a restricted stock award of the Company's common stock, no par value ("Common Stock") pursuant to the provisions of the FirstMerit 1997 Stock Plan (the "Plan"). Capitalized terms used herein shall have the meanings ascribed to them in the Award Agreement and the Plan unless otherwise specifically indicated in this First Amendment.

         B. Paragraph O of Article IV of the Plan provides that the Committee may amend the terms of any Award previously granted under the Plan, regardless of whether such amendment is prospective or retrospective.

         C. The Committee desires to amend the Award Agreement to coordinate certain of the definitions contained in the Award Agreement with those contained in the Grantee's Amended and Restated Employment Agreement.

         IN CONSIDERATION OF THE FOREGOING and good and valuable consideration, the receipt of which is hereby acknowledged by both the Company and the Grantee, the Company and Grantee agree that the Award Agreement is hereby amended, effective as of January 1, 2001, as follows:

         1. Section 3(B) of the Award Agreement is amended and restated to read as follows:

                  (B) The restrictions set forth in Section 2 above with respect to all of the Award Shares, tot he extent they have not lapsed in accordance with Subsection 3(A) and to the extent not related to shares which previously have been forfeited to the Company, shall lapse on the first to happen of the following:

                           (i) the Grantee's employment with the Company is
                  terminated following a Change in Control or by reason of death, Disability, termination of the Grantees's employment by the Company without Cause or termination of the Grantee's employment by the Grantee for Good Reason (for purposes of this subsection (i), the terms "Change in Control," "Disability," "Cause," and "Good Reason" shall have the same meanings ascribed to such terms in the Amended and Restated Employment Agreement, effective January 1, 2001, between the Company and the Grantee (the "Employment



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                  Agreement")); or

                           (ii) an action by the Committee, in its sole
                  discretion, terminating such restrictions.

         The provisions of the second sentence of Section IV. L. of the Plan shall not apply to this Award and, therefore, the lapse of the restrictions set forth in Section 2 upon the occurrence of a Change in Control, as provided in Section 3(B)(i), shall not be limited as otherwise provided in Section IV. L. of the Plan.

         2. Except as expressly modified by the provisions of this First Amendment, the provisions of the Award Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and the Grantee have duly executed this First Amendment as of the day and year above first written.

                                            FIRSTMERIT CORPORATION


                                            By: /s/ Christopher Maurer
                                                --------------------------------
                                                    Christopher Maurer

                                                /s/ John R. Cochran
                                                -------------------------------
                                                    John R. Cochran





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